Exhibit 10.18

2014 Stock Incentive Plan

QUOTIENT LIMITED

2014 STOCK INCENTIVE PLAN

As adopted on April 3, 2014

ARTICLE 1.

PURPOSES OF THE PLAN

1.1	Purposes.

The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE 2.

DEFINITIONS AND INTERPRETATION

For purposes of this Plan, terms not otherwise defined herein shall have the meanings indicated below:

2.1	Administrator. “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

2.2	Affiliated Company. “Affiliated Company” means:

(a)	with respect to Incentive Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and

(b)	with respect to Nonqualified Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights, any entity described in paragraph (a) of this Section 2.2, plus any other company, corporation, limited liability company (“LLC”), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of an LLC, partnership or joint venture.

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2.3	Base Price. “Base Price” means the price per Ordinary Share for purposes of computing the amount payable to a Participant who holds a Stock Appreciation Right upon exercise thereof.

2.4	Board. “Board” means the Board of Directors of the Company.

2.5	Cause. “Cause” means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct.

2.6	Change in Control. “Change in Control” means:

(a)	The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; provided, however, that a Change in Control shall not result upon such acquisition of beneficial ownership if such acquisition occurs as a result of a public offering of the Company’s securities or any financing transaction or series of financing transactions;

(b)	A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(c)	A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger; or

(d)	The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s).

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Notwithstanding the foregoing, if (i) a transaction does not qualify as a change in control event within the meaning of Section 409A of the Code and (ii) treating such transaction as a Change in Control would cause, give rise to or otherwise result in a failure to satisfy the distribution requirements of Section 409A(a)(2)(A) of the Code (to the extent the Plan and the applicable Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement are not exempt therefrom), then such transaction will not be deemed a Change in Control.

2.7	Code. “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

2.8	Committee. “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 9.1.

2.9	Company. “Company” means Quotient Limited, a public no par value limited liability company incorporated in Jersey, Channel Islands, with registered number 109886, or any entity that is a successor to the Company.

2.10	Continuous Service. Unless otherwise provided in the Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement, the terms of which may be different from the following, “Continuous Service” means (a) Participant’s employment by either the Company or any Affiliated Company, or by a successor entity following a Change in Control, which is uninterrupted except for vacations, illness (not including permanent Disability), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, as applicable, (b) service as a member of the Board until the Participant resigns, is removed from office, or Participant’s term of office expires and he or she is not reelected, or (c) so long as the Participant is engaged as a Consultant or other Service Provider. Notwithstanding the foregoing, if (i) a termination, leave of absence, resignation, expiration or other cessation of engagement or employment does not qualify as a separation from service from the Company within the meaning of Section 409A of the Code and (ii) treating such termination, leave of absence, resignation, expiration or other cessation of engagement or employment as a termination of Continuous Service would cause, give rise to or otherwise result in a failure to satisfy the distribution requirements of Section 409A(a)(2)(A) of the Code or Section 457A of the Code (to the extent the Plan and the applicable Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement are not exempt therefrom), then such termination, leave of absence, resignation, expiration or other cessation of engagement or employment will not be deemed a termination of Continuous Service.

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2.11	Disability. “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

2.12	Effective Date. “Effective Date” means the date on which the Plan was originally adopted by the Board, as set forth on the first page hereof.

2.13	Exchange Act. “Exchange Act” means the United States Securities and Exchange Act of 1934, as amended.

2.14	Exercise Price. “Exercise Price” means the subscription price per Ordinary Share (as applicable) payable by the Optionee to the Company upon exercise of an Option.

2.15	Fair Market Value. “Fair Market Value” on any given date means the value of one Ordinary Share, determined as follows:

(a)	If the Ordinary Shares are then listed or admitted to trading on The NASDAQ Stock Market or another stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on The NASDAQ Stock Market or principal stock exchange on which the Ordinary Shares are then listed or admitted for trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Ordinary Shares on The NASDAQ Stock Market or such exchange on the next preceding day on which a closing sale price is reported.

(b)	If the Ordinary Shares are not then listed or admitted to trading on The NASDAQ Stock Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Ordinary Shares in the over-the-counter market on the date of valuation.

(c)	If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation in a manner consistent with the valuation principles under Section 409A of the Code, which determination shall be conclusive and binding on all interested parties.

2.16	FINRA Dealer. “FINRA Dealer” means a broker-dealer that is a member of the Financial Industry Regulatory Authority.

2.17	Incentive Option. “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

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2.18	Incentive Option Agreement. “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

2.19	Initial Limit. “Initial Limit” means one million five hundred thousand (1,500,000) Ordinary Shares.

2.20	Insider Trading Policy. “Insider Trading Policy” means the insider trading policy of the Company, as adopted by the Board and then in effect.

2.21	New Incentives. “New Incentives” shall have the meaning set forth in Section 10.1(b) hereof.

2.22	Nonqualified Option. “Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limit provided for in Section 5.8 below, it shall to that extent constitute a Nonqualified Option.

2.23	Nonqualified Option Agreement. “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

2.24	Option. “Option” means any option to subscribe for or purchase Ordinary Shares granted pursuant to this Plan.

2.25	Option Agreement. “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under this Plan.

2.26	Optionee. “Optionee” means any Participant who holds an Option.

2.27	Ordinary Shares. “Ordinary Shares” means the ordinary shares of no par value in the capital of the Company and “share of Common Stock” and “shares of Common Stock” mean any one or more of such shares (as the context may require), in each case subject to adjustment pursuant to Section 4.2.

2.28	Participant. “Participant” means an individual or entity that holds Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights under this Plan.

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2.29	Performance Criteria. “Performance Criteria” means the criteria that the Administrator may select from time to time for purposes of establishing the performance goals or objectives applicable to the vesting of any Incentive Option, Nonqualified Option, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights granted under the Plan, which are limited to any one of, or combination of, the criteria set forth in Exhibit A, and may be applicable to the Company, an Affiliated Company, a division, business unit or product of the Company or any Affiliated Company, or any combination of the foregoing, and which may be stated as an absolute amount, a target percentage over a base percentage or absolute amount, or the occurrence of a specific event), any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

2.30	Plan. “Plan” means this 2014 Stock Incentive Plan of the Company.

2.31	Purchase Price. “Purchase Price” means the subscription or purchase price (as applicable) per share of Restricted Stock or share underlying a Restricted Stock Unit.

2.32	Restricted Stock. “Restricted Stock” means Ordinary Shares issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

2.33	Restricted Stock Agreement. “Restricted Stock Agreement” means the written agreement entered into between the Company and a Participant evidencing the grant of Restricted Stock under the Plan.

2.34	Restricted Stock Unit. “Restricted Stock Unit” means a right to receive Ordinary Shares or an amount equal to the Fair Market Value of the underlying Ordinary Shares pursuant to Article 8 hereof, subject to any restrictions and conditions as are established pursuant to such Article 8.

2.35	Restricted Stock Unit Agreement. “Restricted Stock Unit Agreement” means the written agreement entered into between the Company and a Participant evidencing the grant of Restricted Stock Unit under the Plan.

2.36	Securities Act. “Securities Act” means the United States Securities Act of 1933, as amended.

2.37	Service Provider. “Service Provider” means a consultant or other person or entity the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company or an Affiliated Company has a significant ownership interest.

2.38	Shares. “shares” includes Ordinary Shares.

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2.39	Shareholder. “shareholder” includes a “member” within the meaning given to such term by the Articles of Association of the Company at the relevant time.

2.40	Stock. “stock” includes Ordinary Shares.

2.41	Stock Appreciation Right. “Stock Appreciation Right” means a right issued pursuant to Article 7, subject to any restrictions and conditions as are established pursuant to Article 7, that is designated as a Stock Appreciation Right.

2.42	Stock Appreciation Right Agreement. “Stock Appreciation Right Agreement” means the written agreement entered into between the Company and a Participant evidencing the grant of Stock Appreciation Rights under the Plan.

2.43	10% Shareholder. “10% Shareholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

2.44	United States. “United States” means the United States of America and (as the context requires) and State of the United States of America.

2.45	In this Plan, unless the context otherwise requires:

(a)	references to persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships, and references to a company or a corporation are to a body corporate wherever incorporated;

(b)	the headings are inserted for convenience only and shall not affect the construction of this Plan;

(c)	the singular shall include the plural and vice versa and references to one gender include all genders;

(d)	references to Sections, paragraphs and Exhibits are to sections and paragraphs of sections of and exhibits to this Plan;

(e)	general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words;

(f)	any reference to an enactment, statutory provision or treaty is a reference to it as it may have been amended, modified, consolidated or re-enacted as at the date of this Plan and shall include any orders and regulations made pursuant thereto;

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(g)	references to any Jersey legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept shall, in respect of any jurisdiction other than Jersey, be deemed to include the legal concept which most nearly approximates in that jurisdiction to the Jersey legal term;

(h)	references to United States statutes, ordinances, regulations or any other instruments having the force of law therein shall be interpreted as if the Company was incorporated in the United States and subject to such provisions, to the extent the same does not contravene any laws of Jersey or the United States;

(i)	where pursuant to this Plan the Company is said to be authorised or empowered to exercise any authorities, discretions or powers pursuant to any United States statutes, ordinances, regulations or any other instruments, the Company shall also be authorised and empowered to exercise any similar or analogous authorities, discretions or powers pursuant to the laws of Jersey;

(j)	any references to this Plan to a legal remedy or legal concept under United States law shall be construed as the legal remedy or legal concept under Jersey law which most closely reflects the same; and

(k)	references to time are to the time in [New York].

The Exhibits shall form part of this plan.

ARTICLE 3.

ELIGIBILITY

3.1	Incentive Options. Only employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2	Nonqualified Options; Restricted Stock; Restricted Stock Units; and Stock Appreciation Rights. Employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights under the Plan.

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3.3	Section 162(m)

(a)	Limitation. Subject to adjustment as to the number and kind of shares pursuant to Section 4.2, in no event shall any Participant be granted in any one calendar year (a) Options, Stock Appreciation Rights pursuant to which, in the case of Options, the aggregate number of Ordinary Shares that may be acquired thereunder, or, in the case of Stock Appreciation Rights, the aggregate number of Ordinary Shares covered thereby, exceeds three hundred thousand (300,000) shares, or (b) Restricted Stock or Restricted Stock Units pursuant to which the aggregate number of Ordinary Shares covered thereby exceeds three hundred thousand (300,000) Ordinary Shares.

(b)	Performance Thresholds. The performance goals or objectives applicable to the vesting of any Incentive Option, Nonqualified Option, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights granted under the Plan may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).

(c)	Adjustments. To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the performance goals, for each fiscal year of the Company, the Committee shall have the authority to make equitable adjustments to the performance goals or objectives applicable to the vesting of any Incentive Option, Nonqualified Option, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights granted under the Plan in recognition of unusual or non-recurring events affecting the Company or an Affiliated Company or the financial statements of the Company or an Affiliated Company and may provide for objectively determinable adjustments to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (i) determined to be extraordinary or unusual in nature or infrequent in occurrence, (ii) related to the disposal of a segment of a business, (iii) related to a change in accounting principles, applicable laws or regulations, (iv) related to discontinued operations that do not qualify as a segment of a business, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

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3.4	Deferrals. To the extent permitted by applicable law, the Administrator, in its sole discretion, may determine that the delivery of Ordinary Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Option, Restricted Stock, Restricted Stock Units or Stock Appreciation Right may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made only in accordance with Section 409A of the Code, and only if the Committee determines in good faith that the deferral is permissible under Section 457A of the Code. Consistent with Sections 409A and 457A of the Code, the Administrator may provide for distributions while a Participant is providing Continuous Service to the Company.

ARTICLE 4.

PLAN SHARES

4.1	Shares Subject to the Plan. The maximum number of Ordinary Shares reserved and available for issuance under this Plan shall initially be equal to the Initial Limit, subject to adjustment as to the number and kind of shares pursuant to Section 4.2, plus on April 1, 2015, and each April 1 thereafter until April 1, 2023, the number of Ordinary Shares reserved and available for issuance under the Plan shall be increased by the least of (a) one percent (1%) of the number of Ordinary Shares issued and outstanding on the immediately preceding March 31, (b) 200,000 shares, or (c) such lesser number of Ordinary Shares as determined by the Administrator. Subject to such overall limitation, the maximum aggregate number of Ordinary Shares that may be issued in the form of Incentive Options shall not exceed the lesser (x) of the Initial Limit cumulatively increased as provided in the foregoing sentence or (y) 3,000,000 shares, in each case subject to adjustment as provided in Section 4.2. For purposes of this limitation, in the event that (a) all or any portion of any Options or Stock Appreciation Rights granted under the Plan can no longer under any circumstances be exercised, (b) any Ordinary Shares are reacquired by the Company pursuant to an Option Agreement, other than Ordinary Shares surrendered for purposes of payment of the Exercise Price or applied or delivered in satisfaction of a tax withholding obligation, or (c) all or any portion of any Restricted Stock or Restricted Stock Unit granted under the Plan is forfeited or can no longer under any circumstances vest, then the Ordinary Shares allocable to or covered by the unexercised or unvested portion of such Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units or the Ordinary Shares so reacquired shall again be available for grant or issuance under the Plan. To the extent a Stock Appreciation Right (or portion thereof) is settled in cash as provided in Section 7.6, such Stock Appreciation Right (or portion thereof) shall be deemed to reduce the number of Ordinary Shares available for grant or issuance under the Plan. The shares available for issuance under the Plan may be unissued Ordinary Shares or Ordinary Shares reacquired by the Company by way of repurchase or redemption.

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4.2	Changes in Capital Structure. In the event that the outstanding Ordinary Shares are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split (consolidation), reclassification or redesignation, stock dividend (bonus issue), or other similar change in the capital structure of the Company, then appropriate adjustments shall be made to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to or covered by outstanding Option Agreements, Restricted Stock Agreements, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreements and the limit on the number of shares under Section 3.3, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5.

OPTIONS

5.1	Grant of Stock Options. The Administrator (or pursuant to Section 9.2, an officer of the Company) shall have the right to grant pursuant to this Plan, Options subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved.

5.2	Option Agreements. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate. Each Option Agreement may be different from each other Option Agreement.

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5.3	Exercise Price. The Exercise Price per Ordinary Share covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Shareholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Incentive Option is granted. However, an Option may be granted with an Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Sections 409A and 424 of the Code.

5.4	Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check (cheque); (c) provided that a public market for the Ordinary Shares exists, a “same day sale” commitment from the Optionee and a FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (f) any combination of the foregoing methods of payment; or (g) any other consideration or method of payment as shall be permitted by applicable law.

5.5	Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Shareholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

5.6	Date of Grant. The date of grant of an Option will be the date on which the Administrator makes the determination to grant such Options, unless a later date is otherwise specified by the Administrator. The Option Agreement and a copy of this Plan will be delivered to the Optionee within a reasonable time after the granting of the Option.

5.7	Vesting and Exercise of Options.

(a)	Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria as shall be determined by the Administrator.

(b)	Except as otherwise provided in the Option Agreement, following the termination of the Participant’s Continuous Service (i) due to Disability, Incentive Options held by such Optionee on the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within one year of the date of termination (but in no event after the Expiration Date) (ii) due to death, Incentive Options held by such Optionee on the date of death (to the extent then exercisable) may be exercised in whole or in part by the Optionee’s heirs or estate at any time prior to the final expiration of the Incentive Option, as set forth in the applicable Stock Option Agreement.

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5.8	Annual Limit on Incentive Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Ordinary Shares with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

5.9	Nontransferability of Options. Except as otherwise provided in this Section 5.9, (a) Incentive Options shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court in settlement of marital property rights, (b) Nonqualified Options shall not be assignable or transferable except by will, the laws of succession, bankruptcy, descent and distribution or pursuant to a domestic relations order or other equivalent order entered by a court in settlement of marital property rights, and (c) during the life of the Optionee, Options shall be exercisable only by the Optionee. At the discretion of the Administrator and in accordance with rules it establishes from time to time, Optionees may be permitted to transfer some or all of their Nonqualified Options to one or more “family members,” which is not a “prohibited transfer for value,” provided that (a) the Optionee (or such Optionee’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option; (b) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the Optionee, and (c) such transfer shall be effected pursuant to transfer documents in a form approved by the Administrator. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act.

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5.10	Non-Employee Directors.

(a)	Each non-employee director of the Company who commences service on the Board after the Effective Date shall automatically be granted a Nonqualified Option to purchase from the Company or subscribe for shares with an aggregate market value $100,000 based on the Fair Market Value of the Ordinary Shares on the date of commencement of such director’s service on the Board. The exercise price of such Nonqualified Options shall be at Fair Market Value on the date of commencement of such director’s service on the Board. Such Nonqualified Options shall vest in thee equal annual installments commencing one year following the date of grant.

(b)	Each non-employee director shall also automatically be granted, on the date of each annual meeting of shareholders from and after the Effective Date, a Nonqualified Option to purchase from the Company or subscribe for shares with an aggregate market value of $50,000 based on the Fair Market Value of the Ordinary Shares at the date of grant (the “Annual Nonqualified Option Grant”). To the extent a non-employee director commences service on the Board on a date other than the date of an annual meeting of shareholders, the Annual Nonqualified Option Grant shall be pro-rated based upon the number of full months of service on the Board prior to such annual meeting of shareholders (up to a maximum of twelve (12) months), divided by twelve (12). The exercise price of the Nonqualified Options described in this Section 5.10(b) shall be at Fair Market Value on the date of grant. Such Nonqualified Options shall vest in three (3) equal annual installments commencing one year following the date of grant.

5.11	Rights as a Shareholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised in accordance with the terms of the relevant Option Agreement.

5.12	Unvested Shares. The Administrator shall have the discretion to grant Options that are exercisable for unvested Ordinary Shares on such terms and conditions as the Administrator shall determine from time to time.

5.13	Notice of Disqualifying Disposition of Incentive Option Shares. If a Participant sells or otherwise disposes of any of the Ordinary Shares acquired pursuant to the exercise of an Incentive Option on or before the later of (i) the date two (2) years after the date of grant of such Incentive Option, or (ii) the date one (1) year after the date of exercise of such Incentive Option, such Participant shall immediately notify the Company in writing of such disposition.

5.14	Compliance with Code Sections 409A and 457A. Notwithstanding anything in this Article 5 to the contrary, to the extent that any Option is subject to Code Section 409A or Code Section 457A, the Option is intended to be structured to satisfy the requirements of Code Section 409A or Code Section 457A (as applicable), or an applicable exemption, as determined by the Administrator.

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ARTICLE 6.

RESTRICTED STOCK

6.1	Issuance and Sale of Restricted Stock. The Administrator shall have the right to issue shares of Restricted Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved. The Purchase Price of Restricted Stock (which may be zero) shall be determined by the Administrator.

6.2	Restricted Stock Agreements. A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Restricted Stock Agreement until the Participant has paid the full Purchase Price, if any, to the Company in the manner set forth in Section 6.3 hereof and has executed and delivered to the Company the applicable Restricted Stock Agreement. Each Restricted Stock Agreement shall be in such form, and shall set forth such terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate. Each Restricted Stock Agreement may be different from each other Restricted Stock Agreement.

6.3	Payment of Purchase Price. Subject to any legal restrictions (including the Sarbanes-Oxley Act of 2002), payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, by: (a) cash; (b) check (cheque); (c) the Participant’s promissory note in a form and on terms acceptable to the Administrator; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; (f) any combination of the foregoing methods of payment; or (g) any other consideration or method of payment as shall be permitted by applicable law.

6.4	Vesting of Restricted Stock. Each share of Restricted Stock shall vest in one or more installments at such time or times and subject to such conditions, including without limitation continued employment or the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria as shall be determined by the Administrator.

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6.5	Rights as a Shareholder. Upon complying with the provisions of Section 6.2 hereof, a Participant shall have the rights of a shareholder with respect to Restricted Stock, including voting and dividend rights, subject to the terms, restrictions and conditions set forth in the relevant Restricted Stock Agreement.

6.6	Dividends. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

6.7	Compliance with Code Sections 409A and 457A. Notwithstanding anything in this Article 6 to the contrary, to the extent that any award of Restricted Stock is subject to Code Section 409A or Code Section 457A, such award of Restricted Stock must be structured to satisfy the requirements of Code Sections 409A or 457A (as applicable), or an applicable exemption, as determined by the Administrator.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1	Grants of Stock Appreciation Rights. The Administrator shall have the right to grant pursuant to this Plan, Stock Appreciation Rights subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved.

7.2	Stock Appreciation Right Agreements. A Participant shall have no rights with respect to the Stock Appreciation Rights covered by a Stock Appreciation Right Agreement until the Participant has executed and delivered to the Company the applicable Stock Appreciation Right Agreement. Each Stock Appreciation Right Agreement shall be in such form, and shall set forth the Base Price and such other terms, conditions and restrictions of the Stock Appreciation Right Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate. Each such Stock Appreciation Right Agreement may be different from each other Stock Appreciation Right Agreement.

7.3	Base Price. The Base Price per Ordinary Share covered by each Stock Appreciation Right shall be determined by the Administrator and will be not less than 100% of Fair Market Value on the date the Stock Appreciation Right is granted. However, a Stock Appreciation Right may be granted with a Base Price lower than that set forth in the preceding sentence if such Stock Appreciation Right is granted pursuant to an assumption or substitution for another stock appreciation right in a manner satisfying the provisions of Section 409A of the Code.

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7.4	Term and Termination of Stock Appreciation Rights. The term and provisions for termination of each Stock Appreciation Right shall be as fixed by the Administrator, but no Stock Appreciation Right may be exercisable more than ten (10) years after the date it is granted.

7.5	Vesting and Exercise of Stock Appreciation Rights. Each Stock Appreciation Right shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives as shall be determined by the Administrator.

7.6	Amount, Form and Timing of Settlement. Upon exercise of a Stock Appreciation Right, the Participant who holds such Stock Appreciation Right will be entitled to receive payment from the Company in an amount equal to the product of (a) the difference between the Fair Market Value of an Ordinary Share on the date of exercise over the Base Price per Ordinary Share covered by such Stock Appreciation Right and (b) the number of Ordinary Shares with respect to which such Stock Appreciation Right is being exercised. Payment in respect thereof will be made no later than thirty (30) days after such exercise, provided that such payment will be made in a manner such that no amount of compensation will be treated as deferred under Treasury Regulation Section 1.409A-1(b)(5)(i)(D) or Section 457A of the Code. Such payment may, in the discretion of the Administrator, be in cash, Ordinary Shares of equivalent Fair Market Value as of the date of exercise, or a combination of both, except as specifically provided in the Stock Appreciation Right Agreement.

7.7	Rights as a Shareholder. Holders of Stock Appreciation Rights shall have no rights or privileges as a shareholder with respect to any Ordinary Shares covered thereby unless and until they become owners of Ordinary Shares following settlement in respect of such Stock Appreciation Rights, in whole or in part, in Ordinary Shares, pursuant to the terms, restrictions and conditions set forth in the relevant Stock Appreciation Rights Agreement.

7.8	Restrictions. Stock Appreciation Rights may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court in settlement of marital property rights, except as specifically provided in the Stock Appreciation Right Agreement or as authorized by the Administrator.

7.9	Unvested Shares. The Administrator shall have the discretion to grant Stock Appreciation Rights that may be exercised or settled for unvested Ordinary Shares on such terms and conditions as the Administrator shall determine from time to time.

7.10	Compliance with Code Sections 409A and 457A. Notwithstanding anything in this Article 7 to the contrary, to the extent that any award of Stock Appreciation Rights is subject to Code Section 409A or Code Section 457A, such award of Stock Appreciation Rights is intended to be structured to satisfy the requirements of Code Sections 409A or 457A (as applicable), or an applicable exemption, as determined by the Administrator.

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ARTICLE 8.

RESTRICTED STOCK UNITS

8.1	Grants of Restricted Stock Units. The Administrator shall have the right to grant pursuant to this Plan, Restricted Stock Units subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved. The Purchase Price of Restricted Stock Unit (which may be zero) shall be determined by the Administrator.

8.2	Restricted Stock Unit Agreements. A Participant shall have no rights with respect to the Restricted Stock Units covered by a Restricted Stock Unit Agreement until the Participant has executed and delivered to the Company the applicable Restricted Stock Unit Agreement. Each Restricted Stock Unit Agreement shall be in such form, and shall set forth such terms, conditions and restrictions of the Restricted Stock Unit Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate. Each such Restricted Stock Unit Agreement may be different from each other Restricted Stock Unit Agreement.

8.3	Payment of Purchase Price. Subject to any legal restrictions (including the Sarbanes-Oxley Act of 2002), payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, by: (a) cash; (b) check (cheque); (c) the Participant’s promissory note in a form and on terms acceptable to the Administrator; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; (f) any combination of the foregoing methods of payment; or (g) any other consideration or method of payment as shall be permitted by applicable law.

8.4	Vesting of Restricted Stock Units. The Restricted Stock Units shall vest in one or more installments at such time or times and subject to such conditions, including without limitation continued employment or the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria as shall be determined by the Administrator.

8.5	Rights as a Shareholder. Holders of Restricted Stock Units shall have no rights or privileges as a shareholder with respect to any Ordinary Shares covered thereby unless and until they become owners of Ordinary Shares following settlement in respect of such Restricted Stock Units, in whole or in part, in Ordinary Shares, pursuant to the terms, restrictions and conditions set forth in the relevant Restricted Stock Unit Agreement. Notwithstanding the foregoing, the Restricted Stock Unit Agreement may provide dividend equivalent rights to a holder of Restricted Stock Units.

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8.6	Restrictions. Restricted Stock Units may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Unit Agreement or as authorized by the Administrator.

8.7	Compliance with Code Sections 409A and 457A. Notwithstanding anything in this Article 6 to the contrary, to the extent that any award of Restricted Stock is subject to Code Section 409A or Code Section 457A, such award of Restricted Stock must be structured to satisfy the requirements of Code Sections 409A or 457A (as applicable), or an applicable exemption, as determined by the Administrator.

ARTICLE 9.

ADMINISTRATION OF THE PLAN

9.1	Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to the Committee. Each of the members shall meet the independence requirements under the then applicable rules, regulations or listing requirements adopted by The NASDAQ Stock Market or the principal exchange on which the Ordinary Shares is then listed or admitted to trading. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

9.2	Delegation to an Officer. To the extent authorized by applicable law, the Board may delegate to one or more officers of the Company the authority to do one or both of the following: (a) designate employees (other than officers) of the Company or any of its subsidiary corporations to be recipients of Incentive Options, Nonqualified Options, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights and (b) determine the number of Ordinary Shares to be subject to such Options, Stock Appreciation Rights or Restricted Stock Units or to be issued as Restricted Stock and granted to such employees (other than officers) of the Company or any of its subsidiary corporations; provided, however, that the resolutions of the Board regarding such delegation shall specify that grants of Plan awards to employees pursuant to this Section 9.2 shall be consistent with specific parameters approved in advance by the Committee.

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9.3	Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in this Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options, Nonqualified Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights shall be granted, the number of shares to be represented by each Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement, and the Exercise Price of such Options, the Purchase Price of the Restricted Stock and Restricted Stock Units, and the Base Price of such Stock Appreciation Rights; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements, Restricted Stock Agreements, Restricted Stock Unit Agreements, and Stock Appreciation Right Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement; (g) to accelerate the vesting of any Option, Restricted Stock, Restricted Stock Units, or Stock Appreciation Right; (h) to extend the expiration date of any Option Agreement or Stock Appreciation Right Agreement; (i) to amend outstanding Option Agreements, Restricted Stock Agreements, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original agreement or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of this Plan, but only to the extent not contrary to the express provisions of this Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under this Plan shall be final and binding on the Company and all Participants. Notwithstanding any term or provision in this Plan, the Administrator shall not have the power or authority, by amendment or otherwise to extend the expiration date of an Option or Stock Appreciation Right beyond the original expiration date of such Option or Stock Appreciation Right.

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9.4	Repricing Prohibited. Subject to Section 4.2, and except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), neither the Committee nor the Board shall amend the terms of outstanding awards to reduce the Exercise Price of outstanding Options or the Base Price of outstanding Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, for Options with an Exercise Price that is less than the Exercise Price of the original Options, or for Stock Appreciation Rights with a Base Price that is less than the Base Price of the original Stock Appreciation Rights, in each case without approval of the Company’s shareholders, evidenced by a majority of votes cast.

9.5	Limitation on Liability. No employee of the Company or, subject to applicable laws, member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

ARTICLE 10.

RESTRICTIONS; EXTENSIONS

10.1	Recovery. All Options, Stock Appreciation Rights and Restricted Stock Units, or any Ordinary Shares or cash issued or awarded pursuant to the exercise of Options, Stock Appreciation Rights or Restricted Stock Units, and all Restricted Stock will be subject to recoupment in accordance with any clawback or recovery policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Option, Stock Appreciation Right, Restricted Stock Unit Agreement, or Restricted Stock Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Ordinary Shares or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

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10.2	Termination for Cause. Except as explicitly provided otherwise in a Participant’s Stock Option Agreement or Stock Appreciation Right Agreement or other individual written agreement between the Company or any Affiliated Company and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service. “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, shall mean Cause as defined in this Plan. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Administrator, in its sole discretion. Any determination by the Administrator that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Options or Stock Appreciation Rights held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

10.3	Extension of Termination Date.

(a)	If the exercise of an Option or Stock Appreciation Right following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Ordinary Shares would violate the Securities Act, then the Option or Stock Appreciation Right will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service (as set forth in the applicable award agreement) as extended for any period of time during which the exercise of the Option or Stock Appreciation Right would violate the Securities Act, and (ii) the final expiration of the Option or Stock Appreciation Right as set forth in the applicable Stock Option Agreement or Stock Appreciation Right Agreement.

(b)

Unless otherwise provided in a Participant’s Option Agreement or Stock Appreciation Right Agreement, if the sale of any Ordinary Share received on exercise of an Option or Stock Appreciation Right following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s Insider Trading Policy (assuming, for this purpose, that Participant’s Continuous Service had not terminated and thus the provisions of the Insider Trading Policy continued to apply to Participant), then the Option or Stock Appreciation Right will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service (as set forth in the applicable award agreement) as extended for any period of time during which the sale of the Ordinary Shares received upon exercise of the Option or Stock Appreciation Right would violate the Insider Trading Policy (assuming, for this

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purpose, that Participant’s Continuous Service had not terminated and thus the provisions of the Insider Trading Policy continued to apply to Participant) if, and only if, such violation of the Insider Trading Policy arose during the unmodified post-termination exercise period, or (ii) the final expiration of the term of the Option or Stock Appreciation Right as set forth in the applicable Stock Option Agreement or Stock Appreciation Right Agreement.

ARTICLE 11.

CHANGE IN CONTROL

11.1	Options and Stock Appreciation Rights. In order to preserve a Participant’s rights with respect to any outstanding Options or Stock Appreciation Rights in the event of a Change in Control of the Company:

(a)	Vesting of all outstanding Options and Stock Appreciation Rights shall accelerate automatically effective as of immediately prior to the consummation of the Change in Control unless the Options or Stock Appreciation Rights are to be assumed by the acquiring or successor entity (or parent thereof) or new options, stock appreciation rights or New Incentives are to be issued in exchange therefor, as provided in subsection (b) below.

(b)

Vesting of outstanding Options or Stock Appreciation Rights shall not accelerate if and to the extent that: (i) the Options or Stock Appreciation Rights (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or parent thereof) or new options or stock appreciation rights of comparable value and containing such terms and provisions as the Administrator in its discretion may consider equitable are to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) the Options or Stock Appreciation Rights (including the unvested portion thereof) are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives of comparable value containing such terms and provisions as the Administrator in its discretion may consider equitable under a new incentive program (“New Incentives”). If outstanding Options or Stock Appreciation Rights are assumed, or if new options or stock appreciation rights of comparable value are issued in exchange therefor, then each such Option, new option, Stock Appreciation Right or new stock appreciation right shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares that would have been issued upon exercise of the Option or Stock Appreciation Right had the Option or Stock Appreciation Right been exercised immediately prior to the Change in Control and, with respect to Stock Appreciation Rights, payments in respect of such Stock Appreciation Right been made in shares, and appropriate adjustment also shall be made to the Exercise Price or Base Price

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such that the aggregate Exercise Price of each such Option or new option or Base Price of each Stock Appreciation Right or new stock appreciation right shall remain the same as nearly as practicable and in a manner satisfying the provisions of Sections 409A and 424 of the Code.

(c)	If any Option or Stock Appreciation Right is assumed by an acquiring or successor entity (or parent thereof) or a new option or stock appreciation right of comparable value or New Incentive is issued in exchange therefor pursuant to the terms of a Change in Control transaction, then, if so provided in an Option Agreement or Stock Appreciation Right Agreement, the vesting of the Option, new option, Stock Appreciation Right, new stock appreciation right or New Incentive shall accelerate if and at such time as the Participant’s service as an employee, director, officer, consultant or other Service Provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of the Change in Control, pursuant to such terms and conditions as shall be set forth in the Option Agreement or Stock Appreciation Right Agreement.

(d)	If vesting of outstanding Options or Stock Appreciation Rights will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option or Stock Appreciation Right for an amount of cash or other property having a value equal to (i) with respect to each Option, the amount (or “spread”), if any, by which, (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, exceeds (y) the Exercise Price of the Option, and (ii) with respect to each Stock Appreciation Right, the value of the cash or other property that the Participant would have received had the Stock Appreciation Right been exercised immediately prior to the Change in Control.

(e)	The Administrator shall have the discretion to provide in each Option Agreement and Stock Appreciation Right Agreement other terms and conditions that relate to (i) vesting of such Option or Stock Appreciation Right in the event of a Change in Control and (ii) assumption of such Options or Stock Appreciation Rights or issuance of comparable securities or New Incentives in the event of a Change in Control. The aforementioned terms and conditions may vary in each Option Agreement and Stock Appreciation Right Agreement, and may be different from and have precedence over the provisions set forth in Sections 10.1(a) - 10.1(d) above.

(f)	Outstanding Options and Stock Appreciation Rights shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options or Stock Appreciation Rights are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(g)	If outstanding Options or Stock Appreciation Rights will not be assumed by the acquiring or successor entity (or parent thereof), the Administrator shall cause written notice of a proposed Change in Control transaction to be given to the Participants who hold Options and Stock Appreciation Rights not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

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11.2	Restricted Stock and Restricted Stock Units. In order to preserve a Participant’s rights with respect to any outstanding Restricted Stock or Restricted Stock Units, in the event of a Change in Control of the Company:

(a)	All Restricted Stock and Restricted Stock Units shall vest in full effective as of immediately prior to the consummation of the Change in Control, except to the extent that in connection with such Change in Control, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of Restricted Stock Agreements or Restricted Stock Unit Agreements or the substitution of new agreements of comparable value covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares) or cash or other property.

(b)	The Administrator in its discretion may provide in any Restricted Stock Agreement and Restricted Stock Unit Agreement that if, upon a Change in Control, the acquiring or successor entity (or parent thereof) assumes such Restricted Stock Agreement or Restricted Stock Unit Agreement, or substitutes new agreements of comparable value and containing such terms and provisions as the Administrator in its discretion may consider equitable covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares) or cash or other property, then the Restricted Stock or Restricted Stock Units or any substituted shares, cash or property covered thereby shall immediately vest in full, if the Participant’s service as an employee, director, officer, consultant or other Service Provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of a Change in Control, pursuant to such terms and conditions as shall be set forth in the Restricted Stock Agreement or Restricted Stock Unit Agreement.

(c)	If vesting of outstanding Restricted Stock or Restricted Stock Units will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Restricted Stock or Restricted Stock Units for an amount of cash or other property having a value equal to the value of the cash or other property that the Participant would have received had the Restricted Stock or Restricted Stock Units vested immediately prior to the Change in Control.

(d)	The Administrator shall have the discretion to provide in each Restricted Stock Agreement or Restricted Stock Unit Agreement other terms and conditions that relate to (i) vesting of such Restricted Stock or Restricted Stock Units in the event of a Change in Control and (ii) assumption of such Restricted Stock Agreements or Restricted Stock Unit Agreements or issuance of substitute new agreements of comparable value in the event of a Change in Control. The aforementioned terms and conditions may vary in each Restricted Stock Agreement or Restricted Stock Unit Agreement, and may be different from and have precedence over the provisions set forth in Sections 10.2(a) - 10.2(c) above.

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11.3	Dissolution or Liquidation. Except as otherwise provided in an Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement, in the event of a dissolution, liquidation or winding up of the Company, all outstanding Options, Stock Appreciation Rights, and Restricted Stock Units will terminate immediately prior to the completion of such dissolution or liquidation, and the Ordinary Shares subject to the Company’s repurchase rights or subject to a forfeiture condition under an award of Restricted Stock or Restricted Stock Units or pursuant to early exercise of an Option, may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such award is providing Continuous Service; provided, however, that the Administrator may, in its sole discretion, cause some or all Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such awards have not previously expired or terminated) before the dissolution, liquidation or winding up is completed but contingent on its completion.

11.4	Compliance with Sections 409A and 457A of the Code. Notwithstanding anything else provided in this Article 11, in the case of any Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right that constitutes a deferral of compensation within the meaning of Section 409A or 457A of the Code, the Committee will not accelerate the payment of such Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right unless it determines in good faith that such accelerated payment is permissible under Sections 409A or 457A of the Code, as applicable.

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ARTICLE 12.

AMENDMENT AND TERMINATION OF THE PLAN

12.1	Amendments. The Board may from time to time alter, amend, suspend or terminate this Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions. The Board may also adopt amendments of the Plan relating to certain nonqualified deferred compensation under Section 409A or Section 457A of the Code and/or ensuring the Plan or any awards granted under the Plan are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A or Section 457A of the Code, subject to the limitations, if any, of applicable law.

12.2	Foreign Participants. The Board may from time to time adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Service Providers who are foreign nationals or employed outside [Jersey, Channel Islands] [the United States] (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

12.3	Plan Termination. Unless this Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights may be granted under the Plan thereafter, but Option Agreements, Restricted Stock Agreements, Restricted Stock Unit Agreements, and Stock Appreciation Right Agreements then outstanding shall continue in effect in accordance with their respective terms.

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ARTICLE 13.

TAXES

13.1	Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax by (a) directing the Company to apply Ordinary Shares to which the Participant is entitled as a result of the exercise of an Option or Stock Appreciation Right or vesting of a Restricted Stock or Restricted Stock Unit or (b) delivering to the Company Ordinary Shares owned by the Participant. The Ordinary Shares so applied or delivered in satisfaction of the Participant’s minimum tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

13.2	Compliance with Section 409A of the Code. Options, Restricted Stock, Restricted Stock Units, and Stock Appreciation Rights to individuals subject to taxation in the United States will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, and Stock Appreciation Right Agreement is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Option, Restricted Stock, Restricted Stock Units, or Stock Appreciation Right or grant, payment, settlement or deferral thereof is subject to Section 409A of the Code such Option, Restricted Stock, Restricted Stock Units, or Stock Appreciation Right will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral thereof will not be subject to the additional tax or interest applicable under Section 409A of the Code. Notwithstanding the generality of the preceding sentence, to the extent any grant, payment, settlement or deferral of an Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or Stock Appreciation Right Agreement subject to Section 409A is subject to the requirement under Section 409A(a)(2)(B)(i) of the Code that such grant, payment, settlement or deferral be delayed until six (6) months after Participant’s separation from service if Participant is a specified employee within the meaning of the aforesaid section of the Code at the time of such separation from service, then such grant, payment, settlement or deferral will not be made before the date which is six (6) months after the date of such separation from service (or, if earlier, the date of death of such Participant).

(a)	Compliance with Section 457A of the Code. Options, Restricted Stock, Restricted Stock Units, and Stock Appreciation Rights to individuals subject to taxation in the United States will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 457A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 457A of the Code, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, and Stock Appreciation Right Agreement is intended to meet the requirements of Section 457A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right or grant, payment, settlement or deferral thereof is subject to Section 457A of the Code such Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 457A of the Code, such that the grant, payment, settlement or deferral thereof will not be subject to the additional tax or interest applicable under Section 457A of the Code, and may contain terms compliant with the following limitations: Options and Stock Appreciation Rights subject to Section 457A of the Code will be settled in Ordinary Shares only. In no event will any Option or Stock Appreciation Right be settled in cash;

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(b)	A Participant’s continued service with the Company, a parent of the Company or a subsidiary will be required in order for Options, Restricted Stock, Restricted Stock Unit and Stock Appreciation Rights subject to Section 457A of the Code to vest. In no event will any Options, Restricted Stock, Restricted Stock Unit and Stock Appreciation Rights subject to Section 457A of the Code provide for vesting (1) upon voluntary termination, (2) solely on the basis of achievement of performance goals or objectives, or (3) following termination of a Participant’s employment or service relationship with the Company;

(c)	The Ordinary Shares underlying Restricted Stock and Restricted Stock Units subject to Section 457A of the Code in which the Participant vests (whether as a result of the normal vesting schedule or as a result of accelerated vesting) will be issued on the applicable vesting date for those shares or as soon thereafter as administratively practicable, but in no event later than the close of the calendar year in which such vesting date occurs or (if later) the fifteenth day of the third calendar month following such vesting date; and

(d)	Options or Stock Appreciation Rights subject to Section 457A of the Code in which the Participant vests (whether as a result of the normal vesting schedule or as a result of accelerated vesting) must be exercised no later than the close of the calendar year in which such vesting date occurs or (if later) the fifteenth day of the third calendar month following such vesting date.

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Notwithstanding the provisions of Section 13.3, the Committee may, when appropriate, grant Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights pursuant to this Plan to individuals subject to taxation in the United States with terms that do not comply with the provisions of Code Section 457A, subjecting such individual to early income recognition under Code Section 457A attributable to such Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights. Similarly, the Committee may, when appropriate, amend the Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights made pursuant to this Plan to add terms that do not comply with the provisions of Code Section 457A, subjecting holder of the Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights to early income recognition under Code Section 457A attributable to such Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights.

ARTICLE 14.

MISCELLANEOUS

14.1	Benefits Not Alienable. Other than as provided above, benefits under this Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

14.2	No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising any right under any outstanding awards under the Plan. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Option or any other form of award under the Plan or a possible period in which such Option or other award may not be exercised. The Company has no duty or obligation to reduce the tax consequences of any award granted to a Participant under the Plan.

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14.3	Application of Funds. The proceeds received by the Company from the sale of Ordinary Shares pursuant to Option Agreements, Restricted Stock Unit Agreements or Restricted Stock Agreements, except as otherwise provided herein, will be used for general corporate purposes.

14.4	Annual Reports. During the term of this Plan, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its shareholders or as otherwise required by applicable law.

14.5	Adoption and Shareholder Approval. This Plan will become effective on the Effective Date and will be approved by the shareholders of the Company (excluding Ordinary Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Administrator may grant Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights pursuant to this Plan; provided, however, that: (a) no Option or Stock Appreciation Right may be exercised prior to initial shareholder approval of this Plan; (b) no Option or Stock Appreciation Right granted pursuant to an increase in the number of Ordinary Shares approved by the Administrator shall be exercised prior to the time such increase has been approved by the shareholders of the Company; (c) in the event that initial shareholder approval is not obtained within the time period provided herein, all Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights shall be canceled, any Ordinary Shares issued pursuant to any such Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights shall be canceled and any purchase of such Ordinary Shares issued hereunder shall be rescinded; and (d) Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights granted pursuant to an increase in the number of Ordinary Shares approved by the Administrator which increase is not approved by shareholders within the time then required and any Ordinary Shares issued pursuant to any such Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights shall be canceled, and any purchase of Ordinary Shares subject to any such Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights shall be rescinded.

14.6	Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

14.7	Governing Law. The Plan shall be governed by and construed in accordance with the laws of Jersey without reference to the principles of conflicts of laws thereof.

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2014 Stock Incentive Plan

Exhibit A

Performance Criteria

The Administrator may select from time to time for purposes of establishing the performance goals or objectives applicable to the vesting of any Incentive Option, Nonqualified Option, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights granted under the Plan, which are limited to any one of, or combination of, the criteria set forth below:

(i)	pre-tax income,

(ii)	after-tax income,

(iii)	net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis, or economic net income),

(iv)	operating income or profit,

(v)	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital,

(vi)	earnings per share (basic or diluted),

(vii)	return on equity,

(viii)	returns on sales or revenues,

(ix)	return on invested capital or assets (gross or net),

(x)	cash, funds or earnings available for distribution,

(xi)	appreciation in the fair market value of the Ordinary Shares,

(xii)	operating expenses,

(xiii)	implementation or completion of critical projects or processes,

(xiv)	return on investment,

(xv)	total return to shareholders (meaning the aggregate Ordinary Share price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period),

(xvi)	net earnings growth,

(xvii)	stock appreciation (meaning an increase in the price or value of the Ordinary Shares after the date of grant of an award and during the applicable period),

(xviii)	related return ratios,

(xix)	increase in revenues,

(xx)	the Company’s published ranking against its peer group of real estate investment trusts based on total shareholder return,

(xxi)	net earnings,

(xxii)	changes (or the absence of changes) in the per share or aggregate market price of the Company’s Ordinary Shares,

(xxiii)	number of securities sold,

(xxiv)	earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization, as reflected in the Company’s financial reports for the applicable period,

(xxv)	total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period),

(xxvi)	economic value created,

(xxvii)	operating margin or profit margin,

(xxviii)	Ordinary Share price or total shareholder return,

(xxix)	cost targets, reductions and savings, productivity and efficiencies,

(xxx)	strategic business criteria, consisting of one or more objectives based on meeting objectively determinable specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons,

(xxxi)	objectively determinable personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions, and

(xxxii)	any combination of, or a specified increase or improvement in, any of the foregoing.